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                                                                      EXHIBIT 11

                                SPIRE CORPORATION


          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
                For Years Ended December 31, 1998, 1997 and 1996


                                                                                    1998              1997             1996
                                                                                ----------------------------------------------
NET EARNINGS (LOSS) PER COMMON SHARE - (BASIC)

Net earnings (loss)                                                             $(3,811,272)       $1,667,235       $ (599,232)
                                                                                ==============================================

Weighted average number of common shares outstanding                              3,235,271         3,086,326        3,028,850
                                                                                ==============================================

Net earnings (loss) per common share                                               $  (1.18)          $  0.54       $    (0.20)
                                                                                ==============================================

NET EARNINGS (LOSS) PER COMMON SHARE - (DILUTED)

Net earnings (loss)                                                             $(3,811,272)       $1,667,235       $ (599,232)
                                                                                ==============================================

Weighted average number of common shares outstanding                              3,235,271         3,086,326        3,028,850

Add net additional common shares upon exercise of common stock options                   --           131,141               --
                                                                                ----------------------------------------------

Adjusted average common shares outstanding                                        3,235,271         3,217,467        3,028,850
                                                                                ==============================================

Net earnings (loss) per common share                                            $     (1.18)       $     0.52       $    (0.20)
                                                                                ==============================================


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